Exhibit (q)

SSGA MASTER TRUST

SSGA ACTIVE TRUST

SPDR SERIES TRUST AND

SPDR INDEX SHARES FUNDS

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of SSGA Master Trust, SSGA Active Trust, SPDR® Series Trust, and SPDR® Index Shares Funds (the “Trusts”) hereby constitutes and appoints Ann M. Carpenter, Chad C. Hallett, Arthur A. Jensen, Darlene Anderson-Vasquez, Daniel Foley, Sujata Upreti, Daniel G. Plourde, Jesse D. Hallee, Esq., Estefania Salomon, Esq., and Joshua A. Weinberg, Esq., each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, and (as applicable) the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky and/or corporate/trust laws of any state or other jurisdiction, the Commodities Future Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred. The undersigned hereby revokes any Powers of Attorney previously granted with respect to the Trust concerning the filings and actions described herein.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 23rd day of August, 2018.

SIGNATURE	TITLE

/s/ Bonny E. Boatman Bonny E. Boatman	Trustee

/s/ Dwight Churchill Dwight Churchill	Trustee

/s/ Frank Nesvet Frank Nesvet	Trustee

/s/ Clare Richer Clare Richer	Trustee

/s/ Sandra G. Sponem Sandra G. Sponem	Trustee

Exhibit (q)

/s/ Carl G. Verboncoeur Carl G. Verboncoeur	Trustee

/s/ James E. Ross James E. Ross	Trustee

/s/ Ellen M. Needham Ellen M. Needham	President and Principal Executive Officer

/s/ Bruce S. Rosenberg Bruce S. Rosenberg	Treasurer and Principal Financial Officer

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